CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 25, 1999, included in this Form 10-K, into the Company's previously filed S-8 Registration Statement File No. 333-70353.


/s/ Bianculli, Pascale & Co.,  P.C.

Bianculli, Pascale & Co., P.C.
Garden City, New York  11530

April 26, 1999